AGREEMENT


     THIS AGREEMENT ("Agreement") made this ____ day of February, 2001 by and between Derma Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania ("Derma"), and John T. Borthwick ("Borthwick").

     1. EMPLOYMENT. Derma hereby employs Borthwick, and Borthwick agrees to be employed by Derma, in such sales managerial capacities, and upon such terms and conditions, as Derma may, from time-to-time, determine. This agreement provides for employment "at will" and is terminable as provided in paragraph 6 hereof.

     2. PREVIOUS EMPLOYMENT AGREEMENT. This Agreement amends in toto and replaces that certain employment agreement dated December 29, 1995, and amended March 5, 1997, ("Employment Agreement") between the parties hereto which Employment Agreement is now void and of no further force or effect.

     3. STOCK OPTION GRANT AND WAIVER OF ANTI-DILUTION ADJUSTMENTS. Derma hereby grants to Borthwick the right and option to purchase all or any portion of 37,800 shares of the common stock of Derma at a price per share of $5.93. The option may be exercised in one or more installments until the earlier of thirty
(30) days from the termination of Borthwick's employment with Derma or December 10, 2008. In consideration hereof, Borthwick hereby waives and releases the benefits of paragraph 4(g) entitled Adjustments of the Employment Agreement with the same force and effect as if said paragraph 4(g) had never existed.

     4. TIME AND EFFORTS. Borthwick shall devote all of his business time and efforts to his responsibilities hereunder.

     5. COMPENSATION. During the Term hereof Derma shall pay compensation to Borthwick as follows:

          (a) Base salary at the rate of One Hundred Ten Thousand Dollars ($110,000) per Year as from time-to-time adjusted or amended by Derma;

          (b) Incentive compensation pursuant to Derma's current compensation policies as from time-to-time adjusted or amended by Derma.

     6. TERM. This Agreement shall be effective upon execution hereof and shall continue indefinitely until terminated as provided herein. Either party hereto may terminate this Agreement upon thirty (30) days written notice of such termination to the other party. If Derma terminates this Agreement other than "for cause," Derma shall pay to Borthwick within thirty (30) days of such termination severance compensation in an amount equal to one week's compensation determined under paragraph 5 (a) hereof multiplied by each full year of service with Derma completed by Borthwick. For purposes of this calculation, Borthwick's initial date of employment by Derma is established as July 1, 1984.

     7. EMPLOYEE BENEFITS. During the term hereof, Borthwick shall be entitled to the following employee benefits:

          (a) Participation in Derma's medical insurance plans;

          (b) Participation in Derma's deferred compensation plans;

          (c) Reimbursement of "ordinary and necessary" business expenses;

          (d) Vehicle allowance in accordance with Derma's policies as from time-to-time amended; and

          (e) Paid vacation of three (3) weeks per year.

     8. NOTE CANCELLATION. Derma hereby cancels and forgives the principal and accrued interest payable to Derma by Borthwick pursuant to that certain promissory note dated January 17, 1995 in the original principal amount of $99,530.34.

     9. CONFIDENTIAL INFORMATION. Borthwick recognizes and acknowledges that he has had, and will have, access to certain confidential information of Derma and that such information constitutes valuable, special and unique property of Derma. Borthwick will not, during or after the term of his employment, disclose any of such confidential information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever unless ordered to do so by a court or other tribunal or government agency with jurisdiction over the subject matter and Borthwick. In the event of a breach or threatened breach by Borthwick of the provisions of this paragraph, Derma shall be entitled to an injunction restraining Borthwick from disclosing confidential information of Derma or from rendering any services to any person, firm, corporation, association or other entity to whom such confidential information has been disclosed or is threatened to be disclosed.

     IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals as of the date first hereinabove written.

                                    DERMA SCIENCES, INC.



                                    By:
                                       --------------------------------------
                                        Edward J. Quilty
                                        President and Chief Executive Officer



                                        --------------------------------------
                                                    John T. Borthwick